 [Putnam Funds letterhead]

October 18, 2005

Karpus Investment Management

183 Sullys Trail

Pittsford, New York 14534

Attn:  Sharon L. Thornton

Dear Ms. Thornton:

On behalf of Putnam High Yield Municipal Trust and Putnam Managed Municipal Income Trust, I am writing in response to your letter dated August 24, 2005 to the Trustees of the funds, which was also filed on that date with the Securities and Exchange Commission as an exhibit to a report by Karpus Investment Management on Schedule 13D under the Securities Exchange Act of 1934. In your letter, you express your opposition to the recommendation of the Board of Trustees of the funds that fund shareholders vote at their October 28, 2005 meeting against a proposal to convert the funds to open-end status.

As you note, the conversion proposal was required by a provision in the funds’ Declarations of Trust on the basis of the funds’ trading discount during a measuring period at the end of the funds’ most recent fiscal years.  This provision has been a feature of each fund’s Declaration of Trust since it was launched.  You also cite language from the funds’ original prospectuses to the effect that the Trustees may periodically determine to take measures to attempt to reduce any prevailing trading discounts to net asset value in support of the notion that this language makes certain actions, including possibly open-ending the funds, mandatory.  The Trustees respectfully disagree with your interpretation that these disclosures require the Trustees to call for the open-ending of the fund whenever the funds’ shares trade at a discount.  The risk of trading discounts is a fundamental and fixed feature of exchange-listed closed-end funds, and discounts are not uncommon throughout the industry at certain points in the interest-rate cycle.  The conversion feature is meant to afford shareholders the opportunity to determine whether the benefits of their fund’s closed-end status are offset by the risk that current trading discounts will continue.

The Trustees monitor the trading patterns of the closed-end funds and, from time to time, do and will consider employing measures that might mitigate any discount. As was announced on October 7, 2005 (see attached press release), the Trustees have recently authorized a repurchase program for each of Putnam’s closed-end funds of up to 5% of each fund’s outstanding shares over the next 12 months. The Trustees approved the repurchase program in the belief that given recent discount levels, repurchases of fund shares may present attractive investment opportunities to the funds, as any repurchases will have the effect of increasing the net asset value of the relevant fund’s remaining shares.

As discussed in the funds’ proxy statement, which has been mailed to fund shareholders, the Trustees believe that it is in the best long-term interest of fund shareholders that the funds remain closed-end.  This belief is based on the Trustees’ analysis of the significant investment benefits that the closed-end structure carries, but which open-end funds do not possess, such as the ability to remain more fully invested (because the funds do not need to maintain large cash positions to meet shareholder redemption requests) and the ability to issue preferred shares for investment leverage purposes.  The Trustees have also evaluated the potential consequences to shareholders of a conversion to open-end status, including possible increases in expense ratios and reductions in the funds’ investment flexibility. The Trustees concluded that they do not believe that the current discount level justifies the fundamental changes and the associated risks that would result from conversion.

In your letter, you also assert that the Independent Trustees of the funds are not sufficiently independent of Putnam Investment Management and that this has influenced the Trustees’ recommendation that the funds not convert to open-end status.  The Trustees respectfully, but strongly, disagree with your statements.  The funds’ current proxy statement, which includes a proposal to re-elect each of the 12 current Trustees, describes in detail the substantial responsibilities of the Trustees with respect to the funds and the compensation they receive.  As has been described in the funds’ shareholder reports, the Trustees have also taken a number of measures to benefit shareholders of the Putnam funds, which recently have included fee reductions, restrictions in the funds’ brokerage and soft-dollar practices, enhanced disclosure measures and, for the open-end funds, stringent anti-market-timing policies.  In July 2005, the Trustees announced upcoming reductions in the management fees of the closed-end funds, including Putnam High Yield Municipal Trust and Putnam Managed Municipal Income Trust (see attached press release). Furthermore, earlier this month the Trustees authorized the repurchase program mentioned above, which will have the effect of reducing the asset base on which Putnam Investment Management receives management fees. The Trustees believe that this factual record wholly refutes any assertion that the Independent Trustees have favored management’s interests over those of shareholders.

With respect to Putnam High Yield Municipal Trust and Putnam Managed Municipal Income Trust, the Trustees have, in fact, received only nominal compensation from these funds, as the Trustees’ aggregate compensation from the Putnam funds is pro-rated based on fund assets.  Furthermore, the Trustees’ evaluation of the proposal to convert these funds to open-end status was made on a fund-specific basis with a view to the long-term interests of these funds’ shareholders (which include each of the Trustees), although their conclusions also may be relevant to other Putnam closed-end funds.  The Independent Trustees’ recommendation that shareholders defeat the conversion proposal was neither determined nor influenced by Putnam Investment Management’s perceived financial stake in the outcome.

While I  disagree with the sentiments contained in your letter, on behalf of the Trustees of the funds I thank you for your interest in the Putnam funds.  Please be advised that given the context of the funds’ ongoing proxy solicitation, this letter will be filed with the Securities and Exchange Commission and be publicly available on the SEC’s EDGAR database.

Sincerely yours,

/s/ Charles E. Porter

Charles E. Porter

Executive Vice President, Associate Treasurer

  and Principal Executive Officer

The Putnam Funds

Enclosures

EXHIBIT 1

THE ATTACHED LETTER HAS BEEN SENT TO ALL OF THE DIRECTORS LISTED BELOW.

I AM APPALLED AFTER READING THE PRE 14/A REGARDING PUTNAM MANAGED MUNICIPAL INCOME TRUST (PMM) AND PUTNAM HIGH YIELD MUNICIPAL TRUST (PYM) THAT THE BOARD OF DIRECTORS HAS FAILED TO RECOMMEND THE OPEN-ENDING OF THESE FUNDS.

BOTH FUNDS CLEARLY STATE “IN RECOGNITION OF THE POSSIBILITY THAT THE FUND?S

COMMON SHARES MIGHT TRADE AT A DISCOUNT, THE FUND MAY DETERMINE, FROM TIME TO TIME, THAT IT MAY BE IN THE INTEREST OF COMMON SHAREHOLDERS FOR THE FUND TO TAKE ACTION TO ATTEMPT TO REDUCE OR ELIMINATE A MARKET VALUE DISCOUNT FROM NET ASSET VALUE. TO THAT END, THE FUND COULD FROM TIME TO TIME TAKE ACTION TO REPURCHASE SHARES IN THE OPEN MARKET OR TO TENDER FOR ITS SHARES AT THEIR NET ASSET VALUE.  IN THE FUND?S FISCAL YEAR COMMENCING IN CALENDAR 1994, AND IN EACH FISCAL YEAR THEREAFTER, IF THE FUND?S COMMON SHARES HAVE TRADED ON THE PRINCIPAL SECURITIES EXCHANGE WERE LISTED AT AN AVERAGE DISCOUNT FROM NET ASSETVALUE OF MORE THAN 10%, DETERMINED ON THE BASIS OF THE DISCOUNT AS OF THE END OF THE LAST TRADING DAY IN EACH WEEK DURING THE 12 CALENDAR WEEKS PRECEDING THE BEGINNING OF SUCH FISCAL YEAR, THE FUND WILL SUBMIT TO ITS SHAREHOLDERS AT THE NEXT SUCCEEDING ANNUAL MEETING OF SHAREHOLDERS A PROPOSAL TO CONVERT THE FUND TO AN OPEN-END INVESTMENT COMPANY”.  WERE THESE STATEMENTS MADE TO FACILITATE THE MARKETING THE FUNDS?

IN THE CASE OF PYM, THE BOARD OF DIRECTORS RECOMMENDED AGAINST THE PROPOSAL TO OPEN-END THE FUND AT THE OCTOBER 5, 2000 ANNUAL MEETING.

THE BOARD OF DIRECTORS SHOULD BE BOUND BY THEIR FIDUCIARY DUTIES TO THE

SHAREHOLDERS OF THE FUNDS AND THE INTENT OF THE ORIGINAL PROSPECTUS OF THE

FUND.  THE ORIGINAL PROSPECTUS CLEARLY STATES THE INTENT OF ELIMINATING THE

DISCOUNT TO NET ASSET VALUE AT WHICH THE FUNDS HAVE HISTORICALLY TRADED.

 BY RECOMMENDING AGAINST THE OPEN-ENDING OF THE FUNDS, THE BOARD OF

 DIRECTORS WILL BE HARMING ANY SHAREHOLDER THAT SELLS SHARES OF THE FUNDS

 AT ANY PRICE LESS THAN NET ASSET VALUE AND SHOULD BE HELD ACCOUNTABLE FOR

 ANY LOSS INCURRED BY A SALE OF SHARES.

IT IS THE OPINION OF KARPUS INVESTMENT MANAGEMENT THAT THE BOARD OF DIRECTORS IS SIMPLY TRYING TO INSURE THEIR OWN INCOME IN TERMS OF FEES PAID BY THE FUND TO ITS DIRECTORS AND FURTHER PROTECT THEIR RETIREMENT INCOME FROM THE FUND COMPLEX.  WHOSE INTEREST IS BEING PUT FIRST HERE?  IS IT THE DIRECTOR’S PERSONAL AGENDA OR THE ECONOMIC WELL BEING OF THE SHAREHOLDERS?  IT WOULD APPEAR THAT THE BOARD IS PROTECTING THEIR POSITION (WHICH IS TO THEIR ECONOMIC BENEFIT) AND PROTECTING THE MANAGEMENT OF THE FUNDS BY RECOMMENDING AGAINST OPEN-ENDING AND IGNORING THE ECONOMIC ENRICHMENT OF THE SHAREHOLDERS.  THIS RECOMMENDATION BENEFITS THE MANAGEMENT BY RETAINING ONGOING FEES.

THE TABLE BELOW IS DISCLOSED IN THE PRELIMINARY PROXY MATERIALS FOR THE

PMM AND PYM.

PUTNAM TRUSTEES

COMPENSATION

TOTAL COMPENSATION

FROM ALL PUTNAM FUNDS

JAMESON A.

BAXTER

$218,950.00

CHARLES B. CURTIS

$244,250.00

MYRA R. DRUCKER

$33,780.00

JOHN A. HILL

$458,626.00

PAUL L. JOSKOW

$294,500.00

ELIZABETH T. KENNAN

$221,500.00

JOHN H. MULLIN, III

$221,500.00

ROBERT E. PATTERSON

$217,750.00

W. THOMAS STEPHENS

$228,250.00

RICHARD B. WORLEY

$33,780.00

CHARLES E. HALDEMAN, JR.

$ -

GEORGE PUTNAM, III

$262,500.00

IT IS THE BELIEF OF KARPUS INVESTMENT MANAGEMENT THAT ANY DIRECTOR RECEIVING THE INCOME LISTED ABOVE FOR 1 YEAR?S SERVICE CAN NOT REMAIN INDEPENDENT.  IT GOES BACK TO THE OLD SAYING “NICE WORK, IF YOU CAN GET IT.”  HOW MANY DAYS A YEAR DO THEY WORK TO RECEIVE THIS INCOME?  HOW MANY YEARS WILL THEY CONTINUE TO RECEIVE THIS AMOUNT OF INCOME?

JAMESON BAXTER HAS BEEN A TRUSTEE SINCE 1994, CHARLES CURTIS SINCE 1991,

MYRA DRUCKER SINCE 2004, JOHN HILL SINCE 2000, PAUL JOSKOW SINCE 1997,

ELIZABETH KENNAN SINCE 1992, JOHN MULLIN SINCE 1997, ROBERT PATTERSON SINCE

1984, W. THOMAS STEPHENS SINCE 1997, AND RICHARD WORLEY SINCE 2004.  SOME

OF THE SAME DIRECTORS THAT PREVIOUSLY URGED SHAREHOLDERS TO VOTE AGAINST AN OPEN ENDING ARE STILL ON THE BOARD!  WE  QUESTION WHETHER ANYONE WHO HAS BEEN EMPLOYED AS A DIRECTOR FOR 21 YEARS CAN REMAIN INDEPENDENT!  HOW

MUCH HAVE THEY COLLECTED BY TAKING THE STANCE OF PROTECTING THE INTERESTS

OF MANAGEMENT?

THE TRUSTEES ARGUMENT THAT THE EXPENSES OF THE FUNDS MAY INCREASE DUE TO

OPEN-ENDING IS A WEAK AND INEFFECTUAL ARGUMENT.  IS THE BOARD SAYING THAT

PUTNAM DOES NOT HAVE THE POWER TO MARKET AN OPEN-END FUND?  DOESN?T THE

BOARD REALIZE THAT IT MAY BE A GREATER BENEFIT TO RECEIVE NET ASSET VALUE WHEN A SHAREHOLDER NEEDS TO REDEEM SHARES AND PAY A LITTLE MORE FOR THIS PRIVILEGE THAN TO SELL SHARES AT A SIGNIFICANT DISCOUNT TO NET ASSET VALUE?

BOTH FUNDS HAVE PRODUCED ?SLIGHTLY BELOW AVERAGE? 10 YEAR NET ASSET VALUE

PERFORMANCE ACCORDING TO THE LIPPER CLOSED-END MUNICIPAL FUND UNIVERSE.  OVER THE PAST YEAR HOWEVER, THEY ARE UNDERPERFORMING BY 3.33%, IN THE CASE OF PYM AND BY 1.80%, IN THE CASE OF PMM, ACCORDING TO THE FUNDS PROXY.  THE BOARD IS RECOMMENDING TO THE SHAREHOLDERS THAT THEY VOTE AGAINST OPEN-ENDING THE FUNDS. WHY?  BECAUSE THE PERFORMANCE HAS BEEN SUBSTANDARD OVER THE PAST YEAR AND THEY MAY END UP WITH A FUND THAT IS TOO SMALL TO PROFITABLY MANAGE! THIS COULD RESULT IN THE FUNDS GOING AWAY ALL TOGETHER AND MANAGEMENT LOOSING ALL THE MANAGEMENT FEES THAT COULD BE COLLECTED ON THE FUNDS.

THE ARGUMENT THAT FEES MAY HAVE TO BE INCREASED SHOULD THE FUNDS CONVERT TO AN OPEN-END FORMAT AND SHRINK ALSO IS WITHOUT MERIT.  IS IT POSSIBLE, WITH ALL THE OPEN-END MUNICIPAL BOND FUNDS IN THE PUTNAM COMPLEX, THERE IS NOT A

SUITABLE MATCH TO MERGE THESE FUNDS INTO SHOULD EXPENSES ESCALATE TO THE

POINT THAT THEY BECOME HIGHER THAN THE INDUSTRY AVERAGE?

WE STRONGLY RECOMMEND TO THE TRUSTEES OF  PMM AND PYM THAT THEY RE-THINK THEIR POSITION AND DO THE RIGHT THING FOR THE SHAREHOLDERS OF THE FUNDS.  KARPUS INVESTMENT MANAGEMENT BELIEVES THAT THE RIGHT THING IS TO LIVE UP TO THE WORDING IN THE ORIGINAL PROSPECTUS OF THE FUNDS AND RECOMMEND OPEN-ENDING EVERY FUND WITHIN THE PUTNAM COMPLEX THAT HAS THE PROMISE OF PROTECTING THE INVESTORS FROM NOT BEING ABLE TO REALIZE THE FULL ECONOMIC BENEFIT OF THEIR INVESTMENT.

SINCERELY,

SHARON L. THORNTON

SENIOR FIXED INCOME ANALYST/PORTFOLIO MGR.

PUTNAM INVESTMENTS news

One Post Office Square

Boston, Massachusetts 02109

1-617-760-7529

Contacts:

SHAREHOLDERS

MEDIA

1-800-225-1581

Sinead Martin - 617-760-8515

PUTNAM ANNOUNCES SHARE REPURCHASE PROGRAM IN CLOSED-END FUNDS

BOSTON, Massachusetts (October 7, 2005)  - Putnam Investments announced today that the Trustees of the Putnam Funds have authorized Putnam Investments to implement a share repurchase program, under which each of the 12 closed-end Putnam funds may repurchase up to 5% of its outstanding shares over the next twelve months.  The repurchase program applies to the following funds:

Putnam California Investment Grade Municipal Trust (PCA)

Putnam High Income Securities Fund (PCF)

Putnam High Yield Municipal Trust (PYM)

Putnam Investment Grade Municipal Trust (PGM)

Putnam Managed High Yield Trust (PTM)

Putnam Managed Municipal Income Trust (PMM)

Putnam Master Intermediate Income Trust (PIM)

Putnam Municipal Bond Fund (PMG)

Putnam Municipal Opportunities Trust (PMO)

Putnam New York Investment Grade Municipal Trust (PMN)

Putnam Premier Income Trust (PPT)

Putnam Tax-Free Health Care Fund (PMH)

This program is intended to enhance shareholder value, as repurchases made at a discount will have the effect of increasing the net asset value per share of the applicable fund’s remaining shares. The Trustees have authorized the share repurchase program in the belief that repurchases of fund shares may at times represent attractive investment opportunities for the funds.

Putnam Investments and the Trustees of the Putnam Funds take actions and make recommendations that they believe are in the long-term best interests of fund shareholders.  Over the last two years, the Trustees in conjunction with Putnam Investments have undertaken a number of voluntary initiatives on behalf of shareholders, including reducing fees and enhancing disclosures.

There is no assurance that the funds will purchase shares at any particular discount levels or in any particular amounts. There is also no assurance that the market price of a fund’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases. Some of Putnam's closed-end funds use leverage, which involves risk and may increase the volatility of the fund's net asset value.

Putnam Retail Management

228936 10/05

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PUTNAM INVESTMENTS news

One Post Office Square

Boston, Massachusetts 02109

1-617-760-7529

CONTACT:

  Nancy Fisher

Sinead Martin

  617-760-1608

617-760-8515

PUTNAM REDUCES MANAGEMENT FEES FOR CLOSED END FUNDS

BOSTON, Mass., August 3, 2005 – Putnam Investments announced today that the contractual management fees for nine of its closed-end funds will be reduced effective January 1, 2006.  The change was initiated by the Trustees of the Putnam Funds as a result of discussions with Putnam Investments during the Trustees’ annual management contract review in June 2005.

Based on fund assets as of June 30, 2005, the upcoming changes are expected to result in reductions in the effective management fee rate for each fund as follows:

Fund	Current Effective Rate (as a percentage of total assets*)	Future Effective Rate (as a percentage of total assets*)
Putnam California Investment Grade Municipal Trust (PCA)	0.65%	0.55%
Putnam High Income Bond Fund (PCF)	0.75%	0.70%
Putnam High Yield Municipal Trust (PYM)	0.70%	0.55%
Putnam Investment Grade Municipal Trust (PGM)	0.65%	0.55%
Putnam Managed Municipal Income Trust (PMM)	0.69%	0.55%
Putnam Municipal Bond Fund (PMG)	0.65%	0.55%
Putnam Municipal Opportunities Trust (PMO)	0.65%	0.55%
Putnam New York Investment Grade Municipal Trust (PMN)	0.65%	0.55%
Putnam Tax-Free Health Care Fund (PMH)	0.65%	0.55%

*Total assets include liquidation preference of any outstanding preferred shares and any indebtedness attributable to investment leverage. If expressed as a percentage of net assets (which exclude liquidation preferences and indebtedness for leverage), quoted fee rates would be higher.

The changes will bring management fee schedules for Putnam’s closed end funds closer in line with those for open-end Putnam funds with comparable investment strategies.

Putnam Retail Management

227558 8/05

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